Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 26, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in National Fuel Gas Company's Current Report on Form 8-K dated March 13, 2009. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Buffalo, New York
March 17, 2009